POWER OF ATTORNEY

The undersigned members of the Board of Trustees of Saratoga Advantage Trust (the "Trust") hereby each appoint Stuart M. Strauss as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all documents in connection with the Trust's registration with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
/s/ William B. Blundin William B. Blundin*	Trustee	August 25, 2003
/s/ Stephen Hamrick Stephen Hamrick*	Trustee	August 25, 2003
/s/ Richard E. Stierwalt Richard E. Stierwalt*	Trustee	August 25, 2003
/s/ Leigh A. Wilson Leigh A. Wilson*	Trustee	August 25, 2003

POWER OF ATTORNEY

The undersigned members of the Board of Trustees of Saratoga Advantage Trust (the "Trust") hereby each appoint Stuart M. Strauss as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all documents in connection with the Trust's registration with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/Patrick H. McCollough	Trustee	June 20, 1997

/s/Floyd E. Seal	Trustee	June 20, 1997

/s/Udo W. Koopmann	Trustee	June 20, 1997